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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 12, 2007
                                                           -------------

                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                       0-51589               04-3693643
        --------                      ---------              ----------
(State or other Jurisdiction of      (Commission           (IRS Employer
incorporation or organization)       File Number)          Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01.    COMPLETION OF ACQUISITION OF ASSETS.
              -----------------------------------

         New England Bancshares, Inc. ("New England Bancshares") completed its acquisition of First Valley Bancorp, Inc. ("First Valley Bancorp") effective July 12, 2007. The merger was consummated pursuant to the Agreement and Plan of Merger, dated as of November 21, 2006, ("Merger Agreement") by and among New England Bancshares, New England Bancshares, Inc. and First Valley Bancorp. In accordance with the Merger Agreement, First Valley Bancorp merged with and into a subsidiary of New England Bancshares, which was subsequently merged into New England Bancshares. First Valley Bancorp's primary subsidiary, Valley Bank, remained a separate subsidiary of New England Bancshares.

         The final consideration paid in the transaction to stockholders of First Valley Bancorp consisted of approximately 1,068,885 shares of New England Bancshares common stock and $10.8 million.

         For further information, reference is made to the press release dated July 13, 2007, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
              ------------------------------------------------------------------
              APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF
              -------------------------------------------------------------
              CERTAIN OFFICERS
              ----------------

         In connection with the merger of First Valley Bancorp with and into New England Bancshares completed on July 12, 2007, Robert L. Messier, Jr. was named as the President of New England Bancshares while retaining his position of Chief Executive Officer of Valley Bank. Mr. Messier served as Vice President and regional commercial banking officer with Eagle Bank from 1996 until its merger with Webster Bank in 1998. From 1992 to 1996, Mr. Messier was a Vice President, with corporate/small business lending regional manager responsibilities of BankBoston Connecticut. Age 64.

         New England Bancshares entered into an employment agreement with Mr. Messier that provides for a term through October 1, 2008 and an initial salary of $180,000, subject to annual review. The agreement also provides for the maintenance of a supplemental executive retirement plan that will provide the executive with an annual retirement benefit of $30,000 per year for fifteen years following his retirement.

         In connection with the merger of First Valley Bancorp with and into New England Bancshares completed on July 12, 2007, Thomas O. Barnes, Edmund D. Donovan, Robert L. Messier, Jr. and James J. Pryor were appointed as directors of New England Bancshares and Robert L. Messier, Jr. and James J. Pryor were appointed as directors of Enfield Federal Savings and Loan Association. Messrs. Barnes, Donovan, Messier and Pryor each formerly served as a director of First Valley Bancorp and Valley Bank. Mr. Pryor has been appointed to the Nominating Committee. None of the other directors has been appointed to any committees of the board of directors at this time.

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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

a.      Financial statements of businesses acquired.

        New England Bancshares will provide the financial statements of First Valley Bancorp required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

b.      Pro forma financial information.

        New England Bancshares will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

c.      Shell company transactions.

        Not applicable.


d.      Exhibits.

        Exhibit Number        Description
        --------------        -----------
         2.1                  Agreement and Plan of Merger, dated November 21,
                              2006, by and among New England Bancshares, Inc.,
                              New England Bancshares Acquisition, Inc. and First
                              Valley Bancorp, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on November
                              28, 2006)

         99.1                 Press release dated July 13, 2007.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 18, 2007                   By: /s/ David J. O'Connor
                                           -------------------------------------
                                           David J. O'Connor
                                           Chief Executive Officer